Exhibit 4.3

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2017, by and among FTS International, Inc., a Delaware corporation (the “Company”), Maju Investments (Mauritius) Pte Ltd ( “Maju”), CHK Energy Holdings, Inc. (“Chesapeake”), Senja Capital Ltd (“Senja”), and Hampton Asset Holding Ltd. (“Hampton” and together with Maju, Chesapeake and Senja, the “Initial Holders”).

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereto agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.  For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder or of any Affiliate of any Holder.

“Agreement” has the meaning set forth in the preamble.

“Alternative Transaction” means the sale of Registrable Securities to one or more purchasers in a registered transaction without a prior marketing process by means of (a) a bought deal, (b) a block trade, (c) a direct sale or (d) any other transaction that is registered pursuant to a Shelf Registration Statement that is not a firm commitment underwritten offering.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company as amended from time to time.

“Chesapeake”  has the meaning set forth in the preamble.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock Equivalents” means all options, warrants and other securities that at such time are convertible into, or exchangeable or exercisable for, shares of Company Common Stock (including, without limitation, any note or debt security convertible into or exchangeable for shares of Company Common Stock).

“Company” has the meaning set forth in the preamble.

“Company Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Demand Eligible Holder” has the meaning set forth in Section 2(a)(i).

“Demand Eligible Holder Notice” has the meaning set forth in Section 2(a)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 2(a)(i).

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 2(a)(i).

“Effectiveness Period” has the meaning set forth in Section 2(a)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and/or descendants.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means (i) the Initial Holders or (ii) any Permitted Transferee. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

“Holders of a Majority of Included Registrable Securities” means Holders of a majority of the Registrable Securities included in the Registration Statement.

“Indemnified Persons” has the meaning set forth in Section 6(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Holder” has the meaning set forth in Section 2(a)(i).

“IPO” means the underwritten initial public offering of Common Stock by the Company pursuant to the Registration Statement on Form S-1 (Registration No. 333-215998).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Lock-Up Party” has the meaning set forth in Section 4(u).

“Losses” has the meaning set forth in Section 6(a).

“Maju”  has the meaning set forth in the preamble.

“Maximum Offering Size” has the meaning set forth in Section 2(a)(iv).

“Other Registrable Securities” means (a) Company Common Stock (including any Company Common Stock issued upon the conversion or exercise of any Common Stock Equivalents), (b) any securities issued or issuable directly or indirectly with respect to, on account of or in exchange for Company Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case held by any Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement with the Company relating to the Company Common Stock or Common Stock Equivalents (other than this Agreement).

“Permitted Transferee” means a transferee to whom a Holder transfers shares of Company Common Stock and related rights under this Agreement in accordance with Section 7.

“Person” means any individual, corporation, limited liability company, private limited company, public limited company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Eligible Holders” has the meaning set forth in Section 2(b)(i).

“Piggyback Notice” has the meaning set forth in Section 2(b)(i).

“Piggyback Registration” has the meaning set forth in Section 2(b)(i).

“Piggyback Registration Statement” has the meaning set forth in Section 2(b)(i).

“Piggyback Request” has the meaning set forth in Section 2(b)(i).

“Price Range” has the meaning set forth in Section 2(a)(v).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” means any sale of shares of Company Common Stock to the public pursuant to a public offering registered (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 is applicable) under the Securities Act.

“Registrable Securities” means (a) any shares of Company Common Stock (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), (b) any securities issued or issuable, directly or indirectly, with respect to, on account of or in exchange for Company Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case that are held by the Holders and their Affiliates, all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement.  As to any particular Registrable Securities, such securities shall not be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144, (iii) such securities cease to be outstanding, or (iv) the entire amount of such Holder’s Registrable Securities, together with the Registrable Securities of its Affiliates, constitute less than 1% of the then-outstanding shares of Company Common Stock.  For the avoidance of doubt, once a Holder and its Affiliates cease to hold Registrable Securities because their holdings fall below the 1% threshold referenced above, such Holder and its Affiliates will not thereafter hold Registrable Securities as a result of their holdings thereafter exceeding such 1% threshold.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 8(p).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seasoned Issuer” means an issuer eligible to use a registration statement on Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Shelf Registration Statement” means a shelf registration statement under Rule 415 of the Securities Act.

“Skipped Block Sale” has the meaning set forth in Section 4(u).

“Stand-Off Agreement” has the meaning set forth in Section 4(u).

“Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in or otherwise control such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Suspension Period” has the meaning set forth in Section 2(d).

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are listed.

“underwritten offering” includes, without limitation, any offering effected as a “bought deal” or through an auction to dealers.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

Section 2.  Registration.

(a)           Demand Registration.

(i)            Subject to the terms and conditions of this Agreement, including Section 2(a)(ii) below, at any time and from time to time after the expiration of the lock-up period applicable to the IPO, each Holder (any such requesting Holder, the “Initiating Holder”) shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of their Registrable Securities upon written notice to the Company (a “Demand Notice”).  The registration so requested is referred to herein as a “Demand Registration.”  The Company shall promptly (but in any event, not later than ten Business Days following the Company’s receipt of a Demand Notice) give written notice (“Demand Eligible Holder Notice”) of the receipt of such Demand Notice to all Holders (other than the Initiating Holder) that, to its knowledge, hold Registrable Securities (each a “Demand Eligible Holder”).  The Company shall promptly (but in any event, not later than 60 days following the Company’s receipt of a Demand Notice) file the appropriate Registration Statement (the “Demand Registration Statement”) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under applicable state securities laws of (A) the Registrable Securities which the Company has been so requested to register by the Initiating Holder in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered in the Demand Notice which the Company has been requested to register by the Demand Eligible Holders by written request (the “Demand Eligible Holder Request”) given to the Company within ten Business Days after the giving of the Demand Eligible Holder Notice, and (C) any Registrable Securities to be offered and sold by the Company, in each case subject to Section 2(a)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. The Company shall effect any requested Demand Registration using a registration statement on Form S-3 whenever the Company is a Seasoned Issuer or a WKSI, and shall use an Automatic Shelf Registration Statement if it is a WKSI.

(ii)           Limitations on Demand Registration.  The Demand Registration rights granted in Section 2(a)(i) are subject to the following limitations: (A) the Company shall not be required to effect more than four Demand Registrations by each of Maju and Chesapeake and two Demand Registration collectively by Senja and Hampton (including in each case, such Party’s respective Affiliates) pursuant to Section 2(a)(i); and (B) each registration in respect of a Demand Notice must include, in the aggregate (based solely on the Company Common Stock requested to be included in such registration by the Initiating Holder(s) making the Demand Notice), shares of Company Common Stock having an aggregate market value of at least $50 million.

(iii)          Effectiveness of Demand Registration Statement.  The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or

Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 2(a) shall not be deemed to have been effected (A) if the Registration Statement is withdrawn without becoming effective, (B) if the Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived, or (E) if the Company does not include in the applicable Registration Statement any Registrable Securities held by a Holder that are required by the terms hereof to be included in such Registration Statement.

(iv)          Priority of Registration.  Notwithstanding any other provision of this Section 2(a), if (A) the Registrable Securities covered by a Demand Registration are intended to be distributed by means of an underwritten offering and (B) the managing underwriters advise the Company that, in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such offering and any securities that the Company proposes to be included in such offering) exceeds the number of Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holders (the “Maximum Offering Size”), then the Company shall so advise the Holders with Registrable Securities proposed to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size:  (1) first, the Registrable Securities requested to be included in such underwritten offering not to exceed the Maximum Offering Size by the Initiating Holder, (2) second, and only if all the securities referred to in clause (1) have been included in the registration, to any other Demand Eligible Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder and (3) third, and only if all the securities referred to in clauses (1) and (2) have been included in such registration, any securities proposed to be registered by the Company.

(v)           Underwritten Demand Registration.  The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Initiating Holders included in such underwritten offering.  The Initiating Holders included in such underwritten offering shall also have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one firm of legal counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Demand Registration.  Promptly (and in any event within one Business Day) following receipt of notification to the Company from the managing underwriter(s) of a range of prices at which such Registrable Securities are likely to be sold (the “Price Range”), the Company shall so advise each Holder requesting participation in such offering of such Price Range.

(vi)          Withdrawal of Registrable Securities. In the event of an underwritten offering of Registrable Securities pursuant to a Demand Registration, any such Holder whose Registrable Securities were to be included in any such underwritten offering may elect to withdraw any or all of its Registrable Securities therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the earlier of (A) one Business Day following being advised of the Price Range, (B) execution of the underwriting agreement with respect to such underwritten offering, or (C) execution of the custody agreement with respect to such underwritten offering. If a Holder elects to withdraw any or all of its Registrable Securities based on the procedure set forth above prior to the effectiveness of the Demand Registration Statement, the Registrable Securities withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.  Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(a), other than pursuant to an underwritten offering, may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Demand Registration Statement.

(b)           Piggyback Registration.

(i)            Registration Statement on behalf of the Company.  If at any time the Company proposes to register any of its equity securities or Common Stock Equivalents for its own account or for the account of any other stockholder, other than pursuant to a Demand Registration under Section 2(a), under the Securities Act (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 2(b)(ii) (a “Piggyback Registration”).  Subject to Section 2(b)(ii), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five Business Days after giving the Piggyback Notice.  If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein.  The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii)           Priority of Registration.  If the Piggyback Registration under which the Company gives notice pursuant to Section 2(b)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the Piggyback Eligible Holders that, in their reasonable view, the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities proposed to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Company proposes to sell up to the Maximum Offering Size, (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each Piggyback Eligible Holder and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested to be included therein by each such holder.  All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 2(b)(iv) on the same terms and conditions as apply to the Company.  Promptly (and in any event within one Business Day) following receipt of notification by the Company from the managing underwriter of the Price Range, the Company shall so advise each Piggyback Eligible Holder requesting registration in such offering of such Price Range.  If any Piggyback Eligible Holder disapproves of the terms of any such underwritten offering (including the Price Range), such Piggyback Eligible Holder may elect to withdraw any or all of its Registrable Securities therefrom by written notice to the Company and the managing underwriter(s) delivered prior to the earlier of (A) one Business Day following being advised of the Price Range, (B) execution of the underwriting agreement with respect to such underwritten offering, or (C) execution of the custody agreement with respect to such underwritten offering. If a Piggyback Eligible Holder elects to withdraw any or all of its Registrable Securities based on the procedure set forth above prior to the effectiveness of the Piggyback Registration Statement, the Registrable Securities withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.  For any Piggyback Eligible Holder that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Piggyback Eligible Holder, or the estates and Family Members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Holder,” and any pro rata reduction with respect to such “Piggyback Eligible Holder” shall be based upon the aggregate amount of securities carrying registration rights owned by all entities and individuals included in such “Piggyback Eligible Holder,” as defined in this sentence.

(iii)          Withdrawal from Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the effective date of such Registration Statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration under Section 2(a) to the extent permitted thereunder and subject to the terms set forth therein.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(iv)          Selection of Bankers and Counsel.  If a Piggyback Registration pursuant to this Section 2(b) involves an underwritten offering, the Company shall have the right, in consultation with the Holders of a Majority of Included Registrable Securities included in such underwritten offering, to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v)           Effect of Piggyback Registration.  No registration effected under this Section 2(b) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 2(a) hereof and no registration effected pursuant to this Section 2(b) shall be deemed to have been effected pursuant to Section 2(a) hereof.

(c)           Notice Requirements.  Any Demand Notice, Demand Eligible Holder Request or Piggyback Request shall (i) specify the maximum number and class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d)           Suspension Period.  Notwithstanding any other provision of this Section 2, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Registration Statement or Prospectus for a period of up to 60 days if continued use of the Registration Statement or Prospectus would require the Company to make a public disclosure of material nonpublic information that, in its good faith judgment, after consultation with independent outside counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement, but which information the Company has a bona fide business purpose for not disclosing publicly; provided that this exception shall continue to apply only (i) during the time that such material nonpublic information has not been disclosed and remains material; or (ii) if the Company is pursuing a primary underwritten offering of Company Common Stock pursuant to a registration statement; provided that the Holders shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 2(b) (any such period, a “Suspension Period”); provided, however, that in such event, the Initiating Holder will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration and the Company will pay all Registration Expenses in connection with such registration; and provided further, that in no event shall the Company declare a Suspension Period more than twice in any 12-month period or for more than an aggregate of 90 days in any 12-month period. The Company shall give prompt written notice to the Holders of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period.  If the filing of any Demand Registration is suspended pursuant to this Section 2(d), once the Suspension Period ends, the Initiating Holder or any other Holder may request a new Demand Registration.

(e)           Required Information.  The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(f)            Other Registration Rights Agreements.  The Company has not entered into and, unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Company Common Stock to include Company Common Stock in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder.

(g)           Cessation of Registration Rights.  All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until such Holder no longer holds any Registrable Securities.

Section 3.  Alternative Transactions.  Notwithstanding anything to the contrary contained herein other than as provided in this Section 3, (A) no Holder shall be entitled to any piggyback right or to participate as a Demand Eligible Holder under Section 2 in the event of an Alternative Transaction (including Alternative Transactions under a Shelf Registration Statement or an Automatic Shelf Registration Statement, or in connection with the registration of Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating an Alternative Transaction), (B) no Holder, other than Maju, Chesapeake, Senja or Hampton and their respective Affiliates, shall be permitted to request or participate in an underwritten offering that is an Alternative Transaction and (C) an Initiating Holder effecting an underwritten offering that is an Alternative Transaction shall provide prompt notice (but in no event later than three Business Days prior to such Alternative Transaction) to the Company and any other Initial Holders setting forth the proposed timeline for such offering to permit participation by such other Initial Holders in such offering, (which, for the avoidance of doubt shall be subject to the priority provisions of Section 2(a)(iv)) and such other Initial Holder shall be entitled to participate in such offering so long as the participation of such other Initial Holder does not delay the proposed timeline of such Alternative Transaction specified in the notice. With respect to Maju or Chesapeake only, any registration with respect to an Alternative Transaction shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations effected by the Company under Section 2(a)(ii)).

Section 4.  Registration Procedures.  The procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)           The Company will (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the Commission (within the time period specified in Section 2(a), in the case of a Demand Registration) which Registration Statement (A) subject to the requirements of Section 2(a)(i), shall be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 2(a) in the case of a Demand Registration Statement, (iii) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 2(a)), and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will, (1) at least ten Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Issuer Free Writing Prospectus, furnish to such Holders, the Holders’ counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, (2) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as such Holder, its counsel or underwriter reasonably shall propose within three Business Days of receipt of such copies by the Holders and (3) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which a participating Holder objects.

(b)           The Company will as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 2(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (iv) as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Company that is not already in the possession of such Holder.

(c)           The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(d)           The Company will notify such Holders that, to its knowledge, hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (i)(A) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Holder, its counsel and each underwriter, if applicable, other than information which the Company determines in good faith would constitute material non-public information that is not already in the possession of such Holder); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (iii) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) if the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects as of the date such representations and warranties are made; or (vi) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

(e)           The Company will use its best reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any Prospectus or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)            During the Effectiveness Period, the Company will furnish to each selling Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(g)           The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter.  The Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)           The Company will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(i)            The Company will cooperate with the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be sold, which certificates or book-entry statements shall be free, to the extent permitted by the underwriting agreement or purchase agreement, if applicable, and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders or managing underwriter, as applicable, may reasonably request and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof.  At the request of any Holder or the managing underwriter, if any, the Company will deliver or cause to be delivered an opinion of counsel, certification or instructions to the transfer agent in order to allow the Registrable Securities to be sold from time to time free of all restrictive legends.

(j)            Upon the occurrence of any event contemplated by Section 2(d) or 4(d)(vi), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(k)           Selling Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide to the Company a Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering,

(ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) each Holder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution, the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (iv) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will procure auditor “comfort” letters addressed to the underwriters in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(l)            The Company will obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(m)          For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(n)           The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities.

(o)           The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any due diligence investigations by any underwriter.

(p)           The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(q)           The Company will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(r)            In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows; provided, however that the Company shall not be required to participate in any marketing effort that is longer than three business days or requires face to face meetings with investors more than once every 90 days and no more than three times in a 12-month period.

(s)            The Company shall promptly cause all Registrable Securities being sold to be qualified for inclusion in or listed on any securities exchange on which shares of Company Common Stock are then so qualified or listed if so requested by the Holders, or if so requested by the managing underwriter(s) of an underwritten offering, if any.

(t)            The Company shall, if such registration for an underwritten offering is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(u)           In connection with an underwritten offering of Common Stock, if requested by the managing underwriter for such offering, each Holder (the “Lock-Up Party”), hereby agrees to enter into a lock-up agreement (a “Stand-Off Agreement”) containing customary restrictions on transfers of equity securities of the Company held by such Holder (other than those included in such offering) for a period specified by the managing underwriter beginning ten days prior to the execution of the related underwriting agreement and not to exceed 60 days in connection with the first underwritten offering that is an Alternative Transaction, 45 days in connection with any subsequent underwritten offering that is an Alternative Transaction and 90 days following the offering date of the offering of equity securities of the Company in the case of all other offerings (the “Stand-Off Period”); provided that all sellers in the offering (including, if applicable, the Company) and all executive officers and directors of the Company shall enter into agreements containing substantially similar or no more favorable terms and only if such Persons remain subject thereto (and are not released from such agreement) for such Stand-Off Period. Any discretionary waiver or termination of the Stand-Off Period applicable to any such Person by the Company or the managing underwriter shall apply to all similarly situated persons subject to the Stand-Off Agreement on a pro rata basis.  Each Initial Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or which are necessary to give further effect thereto.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to Common Stock (or other securities) subject to the foregoing restriction until the end of the Stand-Off Period. Notwithstanding anything to the contrary set forth in this Agreement, (i) nothing herein shall prevent any Initial Holder from participating in such offering, if otherwise permitted pursuant to this Agreement and (ii) no Initial Holder shall be required to be a Lock-Up Party in connection with an underwritten offering that is an Alternative Transaction in which such Initial Holder does not participate (a “Skipped Block Sale”) if, during the preceding twelve month period, such Initial Holder has been a Lock-Up Party in connection with Skipped Block Sales either (a) at least twice or (b) for at least an aggregate of 90 days.

(v)           The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Holders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to this Section 4, to the extent customary for such transactions.

Section 5.  Registration Expenses.  The Company shall bear all reasonable Registration Expenses incident to the parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback

Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement.

“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the Commission or FINRA, (B) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (C) in compliance with applicable state securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities)); (ii) printing expenses (including expenses of printing certificates for the Company’s shares and of printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company and the underwriters, if any; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Holders mutually agreed by Holders of a Majority of Included Registrable Securities participating in the related registration; and (x) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.  In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, or pursuant to any Automatic Shelf Registration Statement or Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement, Piggyback Registration Statement, Automatic Shelf Registration Statement or Shelf Registration Statement.

Section 6.  Indemnification.

(a)           If requested by a participating Holder, the Company shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in Section 2 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Company, all to be set forth in an underwriting agreement in customary form.  Further, the Company shall indemnify and hold harmless each Holder, its stockholders, equityholders, general partners, limited partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any employee, attorney or Representative thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation relating to action or inaction in connection with any Company provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(b)           In connection with any Registration Statement filed by the Company pursuant to Section 2 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, Affiliates, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein  not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by or on behalf of such selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus, has not been corrected in a subsequent writing prior to the sale of the Registrable Securities to the Company or the Indemnified Person asserting the claim and the Losses resulted from the Company’s reliance on such written information from the selling Holder. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder in connection with such sale.

(c)           Any indemnified person shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the indemnified person and employ counsel reasonably satisfactory to such indemnified person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified persons that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such indemnified person (based upon advice of its counsel) a conflict of interest may exist between such indemnified person and the indemnifying party with respect to such claims (in which case, if the indemnified person notifies the indemnifying party in writing that such indemnified person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified person).  No action may be settled without the consent of the indemnifying party, provided that the consent of the indemnified party shall not be required if (A) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on the claims that are the subject matter of such settlement; (B) such settlement provides for the payment by the indemnifying party of money as the sole relief for such action and (C) such settlement does not include any statement or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 6(c), in connection with any Proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time.

(d)           If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 6(a) or (b), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Loss. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6(d). The amount paid or payable in respect of any Losses shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Losses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 6(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6(d) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Losses, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 6(b). In addition, no Holder or any Affiliate thereof shall be required to pay any amount under this Section 6(d) unless such Person or entity would have been required to pay an amount pursuant to Section 6(b) if it had been applicable in accordance with its terms.

(e)           The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 7.  Other Agreements.

(a)           Transfer of Rights.

(i)            Each Holder acknowledges and agrees that it may not transfer any of its registration rights under this Agreement except (A) to its Affiliates, (B) to any Person to whom the Holder transfers the lesser of (1) all of its shares of Registrable Securities or (2) 10% of the then outstanding shares of Company Common Stock or (C) with the prior written consent of the Company, and provided that, in each case, the requirements of Section 7(a)(ii) are complied with.

(ii)           In the case of a transfer of shares of Company Common Stock pursuant to Section 7(a), the registration rights of such Holder with respect to the transferred shares of Company Common Stock will be transferred to such transferee effective upon receipt by the Company of (A) written notice from such Holder stating the name and address of such transferee and identifying the number of shares of Company Common Stock with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (B) a written agreement from such transferee to be bound by the terms of this Agreement, substantially in the form of the Joinder Agreement attached hereto as Exhibit A. Following any such transfer, the Company will notify the other Holders as to who the transferees are and the nature of the rights so transferred.

(iii)          In the event the Company engages in a merger or consolidation in which the Company Common Stock is converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities, unless Holders then holding 66 2/3% of the Registrable Securities otherwise agree. To the extent such new issuer, or any company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Holders then holding 66 2/3% of the Registrable Securities otherwise agree, use its best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(b)           Facilitation of Sales Pursuant to Rule 144.  The Company shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 8.  Miscellaneous.

(a)           Remedies.  In the event of a breach by any party hereto of any of its obligations under this Agreement, the non-breaching parties, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Each party agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall have waived hereby the defense that a remedy at law would be adequate and shall have waived hereby any requirement for the posting of a bond.

(b)           Discontinued Disposition.  Each Holder agrees by its acquisition of Registrable Securities or execution of this Agreement and acquiring the rights and obligations hereunder, that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (iv) and (vi) of Section 4(d) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that the use of the Prospectus may be resumed.

(c)           Amendments.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and the Holders holding 66 2/3% of the Registrable Securities then held by the Holders; provided that any amendment, modification, supplement or waiver of any of the provisions of this Agreement which disproportionately materially adversely affects any Holder shall not be effective without the written approval of such Holder (it being understood that the proportionality and magnitude of such effect will be determined without regard to relative share ownership; and it being further acknowledged and agreed that the notice and other provisions of this Agreement may be waived with respect to any particular registration or transaction and such waiver shall not preclude any Holder from participating in such registration or transaction regardless of whether such Holder approved such waiver).  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by holders of at least 66 2/3% of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(d)           Waivers.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)           Termination and Effect of Termination. This Agreement shall terminate with respect to each Holder when such Holder no longer holds any Registrable Securities and will terminate in full when no Holder holds any Registrable Securities, except for the provisions of Sections 6 and 7(b), which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 6 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

(f)            Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail in PDF or similar electronic or digital format (with confirmation of receipt) prior to 5:00 p.m. (New York time) on a business day in the place of receipt, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail in PDF or similar electronic or digital format (with confirmation of receipt) later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) the

Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or at such other address as shall be given in writing by any party to the others):

if to the Company to:

FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
Attention: Jennifer L. Keefe
Email: jennifer.keefe@ftsi.com

with a copy (which will not constitute notice) to:

Jones Day
2727 North Harwood Street
Dallas, Texas 75201
Attention: Charles T. Haag
Email: chaag@jonesday.com

if to Maju, to:

Maju Investments (Mauritius) Pte Ltd
Les Cascades, Edith Cavell Street
Port Louis, Republic of Mauritius

with a copy (which will not constitute notice) to:

60B Orchard Road
#06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention: Ms. Tay Su Lian, Margaret
Email: suliantay@temasek.com.sg

with a copy (which will not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attention:	Robert E. Buckholz
C. Andrew Gerlach
Email:	buckholzr@sullcrom.com
gerlacha@sullcrom.com

if to Chesapeake, to:

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma
Attn: James R. Webb
Email: jim.webb@chk.com
with a copy (which will not constitute notice) to:

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attn: Gene J. Oshman
Email: gene.oshman@bakerbotts.com

if to Senja, to:

c/o CCS Trustees Limited
263 Main Street P.O. Box 2196
Road Town Tortola
British Virgin Islands
Attn: [•]
Email: [•]
with a copy (which will not constitute notice) to:

RRJ Management (S) Pte Ltd,
298 Tiong Bahru Road,
#13-01 Central Plaza,
Singapore 168730
Attn: Mr. Ong Tiong Sin
Email: richard.ong@rrjcap.com

if to Hampton, to:

c/o CCS Trustees Limited
263 Main Street P.O. Box 2196
Road Town Tortola
British Virgin Islands
Attn: [•]
Email: [•]
with a copy (which will not constitute notice) to:

RRJ Management (S) Pte Ltd,
298 Tiong Bahru Road,
#13-01 Central Plaza,
Singapore 168730
Attn: Mr. Ong Tiong Sin
Email: richard.ong@rrjcap.com

If to any other Person who is then a Holder, to the address of such Holder which has been designated by notice in writing by such Person to the others in accordance with the provisions of this Section 8(f).

(g)           Successors and Assigns; New Issuances.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and Permitted Transferees. This Agreement may not be assigned by the Company without the prior written consent of the Holders of 66 2/3% of the Registrable Securities. Each Holder shall have the right to assign all or part of its rights and obligations under this Agreement only in accordance with transfers of Registrable Securities to such Holder’s Permitted Transferees. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

(h)           Governing Law.  This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(i)            Submission to Jurisdiction and Venue.  Each of the parties, by its execution of this Agreement,  hereby irrevocably submits to the exclusive venue and jurisdiction of the Court of Chancery of the State of Delaware for the purpose of any proceeding arising out of or based upon this Agreement or relating to the subject matter hereof.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in the previous sentence.  Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.

(j)            Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)            Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(m)          Execution of Agreement.  This Agreement may be executed and delivered (by facsimile, by electronic mail in portable document format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(n)           Determination of Ownership.  In determining ownership of Company Common Stock hereunder for any purpose, the Company may rely solely on the records of the transfer agent for the Company Common Stock from time to time, or, if no such transfer agent exists, the Company’s stock ledger.

(o)           Headings; Section References.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(p)           No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Holder’s former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Company, the current or former Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 8(p) shall relieve or otherwise limit the liability of the Company or any current or former Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

(q)           Recapitalizations, Exchanges, etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Company Common Stock, (b) any and all securities into which shares of Company Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (c) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Company Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(r)            Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration, Piggyback Registration or Shelf Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (ii) on terms otherwise more favorable in the aggregate than this Agreement. The Company also represents and warrants to each Holder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities.

(s)            Governing Documents.  In the event of any conflict between the terms and provisions of Section 8 of this Agreement and those contained in the Certificate of Incorporation, Bylaws or other similar governing documents of the Company, the terms and provisions of Section 8 of this Agreement shall govern and control to the maximum extent permitted by DGCL.

(t)            General Interpretive Principles.  When a reference is made in this Agreement to a Section, Schedule or Exhibit such reference will be to a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “ includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement.  All terms defined in this Agreement will have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to cover all genders.  Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement will mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein.  Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FTS INTERNATIONAL, INC.

By:
Name:
Title:

MAJU INVESTMENTS (MAURITIUS) PTE LTD

By:
Name:
Title:

CHK ENERGY HOLDINGS, INC.

By:
Name:
Title:

SENJA CAPITAL LTD

By:
Name:
Title:

HAMPTON ASSET HOLDING LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Registration Rights Agreement (as amended, restated and modified from time to time, the “Agreement”) dated as of [•], 2017, by and among FTS International, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company named therein, and for all purposes of the Agreement the undersigned will be included within the term “Holder” (as defined in the Agreement).  The address, facsimile number and email address to which notices may be sent to the undersigned are as follows:

Address:

Facsimile No.:

Email:

Date:

[If entity]

[ENTITY NAME]

By:
Name:
Title:

[If individual]

Individual Name: